Exhibit 99.3

Vantage Drilling Company to Present at the DnB NOR Markets Offshore & Shipping Management Access Conference 2009

HOUSTON, TX -- (MARKET WIRE) -- 03/03/2009 -- Vantage Drilling Company (“Vantage” or, the “Company”) (AMEX: VTG) today announced that Paul A. Bragg, Chairman and Chief Executive Officer of Vantage, will present at the DnB NOR Markets Offshore & Shipping Management Access Conference 2009 being held in Oslo, Norway on Wednesday, March 4, 2009. Mr. Bragg’s presentation is scheduled for 9:30 a.m. Central European Time (2:30 a.m. U.S. Central Time). Presentations from this conference are not being webcast; however, a copy of Vantage's presentation materials will be available on Tuesday, March 3, 2009 on the Company's Web site: http://www.vantagedrilling.com and in Vantage’s Current Report on Form 8-K.

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with four Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs and an ultra deepwater drillship, the Platinum Explorer, currently under development. Vantage is also providing management services to an affiliate for two other ultra-deepwater drillships (including the Titanium Explorer) and to Sea Dragon Offhore Limited for an ultra-deepwater semi-submersible.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the Company's filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.

Public & Investor Relations Contact:
Paul A. Bragg
Chairman and Chief Executive Officer
Vantage Drilling Company
(281) 404-4700